SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2003


                             RURAL/METRO CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-22056                                            86-0746929
(Commission File Number)                       (IRS Employer Identification No.)


                          8401 East Indian School Road
                               Scottsdale, Arizona
                                      85251
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (480) 994-3886
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

     On May 22, 2003, Rural/Metro Corporation (the "Company") received a Staff Determination notice from the Nasdaq Listing Qualifications Department indicating that the Company has not filed its Form 10-Q for the quarter ended March 31, 2003 as required by the Nasdaq SmallCap Market Rule 4310(c)(14). The Company intends to request a hearing to appeal the Nasdaq staff determination to delist the Company's common stock from the Nasdaq SmallCap Market. The appeal and related hearing will stay the delisting of the Company's common stock until a determination is made by the Nasdaq Listing Qualifications Panel. The Company understands that the hearing is expected to be scheduled on an expedited basis within 30 days of the hearing request filing. As a result of the Company's filing delinquency, effective at the start of trading on May 27, 2003, and throughout the appeal period, the Company's trading symbol will be "RURLE".

ITEM 7. EXHIBITS

     99.1      Press Release dated May 22, 2003


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RURAL/METRO CORPORATION


Date: May 23, 2003                    By: /s/ John S. Banas III
                                          --------------------------------------
                                          John S. Banas III
                                          Senior Vice President

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX


    Exhibit No.                     Exhibit
    -----------                     -------

       99.1            Press Release dated May 22, 2003